As filed with the Securities and Exchange Commission on September 26, 2006

Registration No. 333-137042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	1311	86-0876964
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Louisiana, Suite 4400 Houston, Texas 77002 (832) 204-2700	Floyd C. Wilson President and Chief Executive Officer Petrohawk Energy Corporation 1100 Louisiana, Suite 4400 Houston, Texas 77002 (832) 204-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dallas Parker William T. Heller IV Thompson & Knight LLP 333 Clay St., Suite 3300 Houston, Texas 77002 (713) 654-8111 (713) 654-1871 (Fax)	David S. Elkouri Connie D. Tatum Hinkle Elkouri Law Firm L.L.C. 301 N. Main, Suite 2000 Wichita, Kansas 67202 (316) 267-2000 (316) 264-1518 (Fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

*	Includes certain subsidiaries of Petrohawk Energy Corporation identified on the following page.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYEE IDENTIFICATION NO.
P-H Energy, LLC	Texas	1311	None
Petrohawk Operating Company	Texas	1311	75-2472880
Red River Field Services, L.L.C.	Oklahoma	1311	75-1560304
Petrohawk Properties, LP	Texas	1311	75-2702317
Petrohawk Holdings, LLC	Delaware	1311	20-3066517
Winwell Resources, Inc.	Louisiana	1311	72-1277420
WSF, Inc.	Louisiana	1311	72-1169871
KCS Energy Services, Inc.	Delaware	1311	76-0516389
KCS Resources, Inc.	Delaware	1311	22-2889587
Medallion California Properties Company	Texas	1311	76-0267470
Proliq, Inc.	New Jersey	1311	22-1516527

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Form S-4 Registration Statement is to modify previously filed Exhibit 5.1, to include additional Exhibits 5.2 and 5.3, and to amend the related Item 21(a) of Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or to Items 20 or 22 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II and the Index to Exhibits of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of each registrant guarantor.

Indemnification of Directors and Officers of Petrohawk Energy Corporation

The bylaws of Petrohawk provide that the corporation shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Petrohawk or any predecessor of Petrohawk or serves or served any other enterprise as a director, officer, employee or agent at the request of Petrohawk or any predecessor of Petrohawk. Petrohawk may also indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was an employee or agent of Petrohawk or any predecessor of Petrohawk or serves or served any other enterprise as a director, officer, employee or agent at the request of Petrohawk or any predecessor of Petrohawk.

If any director or officer of Petrohawk has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Petrohawk maintains insurance to protect itself and its directors, officers, employees and agents against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the applicable provisions of the DGCL.

The Petrohawk bylaws also provide that Petrohawk may pay the expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition; provided, however, that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by Petrohawk of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified by Petrohawk. The rights of indemnification and to receive advancement of expenses as provided in Petrohawk’s bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under applicable law, any agreement, vote of shareholders or disinterested directors or otherwise.

In addition to the provisions of Petrohawk’s bylaws, Petrohawk’s Certificate of Incorporation, as amended, provides that directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director, subject to certain limited exceptions. Petrohawk also entered into indemnity agreements with each of its officers and directors which provide that Petrohawk will indemnify such persons to the fullest extent permitted by law and as provided in the indemnity agreements. Such indemnification obligations include, but are not limited to, the rights set forth in other sections of the indemnity agreements. Pursuant to the indemnity agreements, Petrohawk shall indemnify the indemnified party for all expenses (including attorneys’ fees), judgments, liabilities, fines, penalties and amounts paid in settlement including all interest, assessments and other charges paid or payable with relation to third-party proceedings. In addition, Petrohawk must also indemnify the indemnified party for expenses incurred to the extent such indemnified party is a witness to a proceeding by reason of the indemnified person’s relation with Petrohawk and for expenses resulting from a proceeding by Petrohawk against the indemnified person unless such indemnified person is held liable to Petrohawk, subject to narrow exceptions. The rights of Petrohawk’s officers and directors of indemnification and to receive advancement of expenses as provided in the indemnity agreement shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under applicable law, Petrohawk’s bylaws, any agreement, vote of shareholders or resolution of directors or otherwise.

Indemnification of Directors and Officers of Registrant Guarantors

Delaware Registrant Guarantors

KCS Energy Services, Inc. and KCS Resources, Inc. , each a Delaware corporation (each a “Delaware Corporate Subsidiary”).

The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Petrohawk Energy Corporation.” above also relate to the directors and officers of each Delaware Corporate Subsidiary.

Petrohawk Holdings, LLC is a Delaware limited liability company ( “PHLLC”).

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of PHLLC contains indemnification provisions that generally provide that it will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent, and may advance to them or reimburse them for expenses incurred in connection therewith.

Louisiana Registrant Guarantors

Winwell Resources, Inc. and WSF, Inc., each a Louisiana corporation (each a “Louisiana Corporate Subsidiary”).

Section 83 of the Louisiana Business Corporation Law (“LBCL”) provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

The bylaws of each Louisiana Corporate Subsidiary generally provide that each Louisiana Corporate Subsidiary will indemnify its directors and its former directors and may indemnify its officers and its former officers against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an officer or director, and shall advance to them or reimburse them for expenses incurred in connection therewith.

New Jersey Registrant Guarantors

Proliq, Inc. is a New Jersey corporation (“Proliq”).

Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another related corporation or enterprise, against reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. In connection with any proceeding by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or the other court shall deem proper. No indemnification shall be made to or on behalf of such a person if a judgment or other final adjudication adverse to the person establishes that his acts or omissions (i) were in breach of his duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the person of an improper personal benefit.

Oklahoma Registrant Guarantors

Red River Field Services, L.L.C. is an Oklahoma limited liability company ( “RRLLC”).

Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.

Texas Registrant Guarantors

Medallion California Properties Company, is a Texas corporation (“MCPC”).

Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, in which he was, is, or is threatened to be made a named defendant by reason of his position as a director or officer of the corporation, provided that (i) he conducted himself in good faith, (ii) he reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. In connection with any action, suit or proceeding in which a director or officer is (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity, or (y) found liable to the corporation, the indemnification is limited to reasonable expenses actually incurred by him in connection with the proceeding and will not be made in respect of any proceeding in which he is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

MCPS’s articles of incorporation, as amended, generally provide that it will indemnify its directors and its former directors and may indemnify its officers and its former officers against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an officer or director, and shall advance to them or reimburse them for expenses incurred in connection therewith, to the maximum extent permitted by law. Directors and officers may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with a proceeding; but if the person is found liable to MCPC or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to MCPC.

P-H Energy, LLC, a Texas limited liability company (“PHLLC”).

Article 2.20 of the Texas Limited Liability Company Act provides a limited liability company with broad powers and authority to indemnify its member, managers and officers and to purchase and maintain insurance for such purposes.

Petrohawk Properties, LP, a Texas limited partnership (“PPLP”).

Section 11.02 of the Texas Revised Limited Partnership Act (“TRLPA”) provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person’s conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the TRLPA, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit Number	Description

4.1**	Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed July 17, 2006)

4.2**	First Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the New Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed July 17, 2006)

4.3**	Registration Rights Agreement dated July 12, 2006 among Petrohawk Energy Corporation, the Guarantors named therein, and the Initial Purchasers named therein

4.4**	Registration Rights Agreement dated July 27, 2006 among Petrohawk Energy Corporation, the Guarantors named therein, and the Initial Purchasers named therein

5.1*	Opinion of Thompson & Knight LLP

5.2*	Opinion of Hinkle Elkouri Law Firm L.L.C.

5.3*	Opinion of Stradley Ronon Stevens & Young, LLP

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

23.2**	Consent of UHY Mann Frankfort Stein & Lipp CPAs LLP

23.3**	Consent of Deloitte & Touche LLP

23.4**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Petrohawk Energy Corporation (formerly Beta Oil & Gas Corporation)

23.5**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for KCS Energy, Inc.

23.6**	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

24.1**	Power of Attorney (included in the signature page of this Registration Statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as trustee under the Indenture

99.1**	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter to The Depository Trust Company Participants.

99.4**	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant)

99.5**	Form of Exchange Agent Agreement

*	Filed herewith

**	Previously filed

Item 22.	Undertakings.

Each undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on the 25th day of September, 2006.

PETROHAWK ENERGY CORPORATION

By:	/S/ FLOYD C. WILSON
Name: Floyd C. Wilson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

September 25, 2006	By:	*
James W. Christmas
Vice Chairman and Director

September 25, 2006	By:	*
Tucker S. Bridwell
Director

September 25, 2006	By:	*
Thomas R. Fuller
Director

September 25, 2006	By:	*
James L. Irish III
Director

September 25, 2006	By:	*
Gary A. Merriman
Director

September 25, 2006	By:	*
Robert G. Raynolds
Director

September 25, 2006	By:	*
Robert C. Stone, Jr.
Director

September 25, 2006	By:	*
Christopher A. Viggiano
Director

	*	/S/ SHANE M. BAYLESS
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

P-H ENERGY, LLC

By:	/S/ FLOYD C. WILSON
Name: Floyd C. Wilson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

PETROHAWK OPERATING COMPANY

By:	/S/ FLOYD C. WILSON
Name: Floyd C. Wilson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

RED RIVER FIELD SERVICES, L.L.C.

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and
Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

PETROHAWK PROPERTIES, LP

By:	P-H-ENERGY, LLC, its general partner

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and
Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wichita, Kansas, on the 22nd day of September, 2006.

PETROHAWK HOLDINGS, LLC

By:	/S/ CONNIE D. TATUM
	Name:	Connie D. Tatum
	Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 22, 2006	By:	/S/ CONNIE D. TATUM
Connie D. Tatum
President and Manager

September 22, 2006	By:	/S/ DAVID S. ELKOURI
David S. Elkouri
Vice President, Treasurer and Manager

September 22, 2006	By:	/S/ MARY S. STAWIKEY
Mary S. Stawikey
Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

WINWELL RESOURCES, INC.

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and
Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

WSF, INC.

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

KCS ENERGY SERVICES, INC.

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize Vice President, Chief Accounting Officer and Controller

September 25, 2006	By:	/S/ STEPHEN W. HEROD
Stephen W. Herod Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

KCS RESOURCES, INC.

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize Vice President, Chief Accounting Officer and Controller

September 25, 2006	By:	/S/ STEPHEN W. HEROD
Stephen W. Herod Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

MEDALLION CALIFORNIA PROPERTIES COMPANY

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson Chairman of the Board, President and Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize Vice President, Chief Accounting Officer and Controller

September 25, 2006	By:	/S/ STEPHEN W. HEROD
Stephen W. Herod Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of September, 2006.

PROLIQ, INC.

By:	/S/ FLOYD C. WILSON
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

September 25, 2006	By:	/S/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and
Chief Executive Officer

September 25, 2006	By:	/S/ SHANE M. BAYLESS
Shane M. Bayless
Executive Vice President, Chief Financial Officer, and Treasurer

September 25, 2006	By:	/S/ MARK J. MIZE
Mark J. Mize
Vice President, Chief Accounting Officer and Controller

September 25, 2006	By:	/S/ STEPHEN W. HEROD
Stephen W. Herod
Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1**	Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed July 17, 2006)

4.2**	First Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the New Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed July 17, 2006)

4.3**	Registration Rights Agreement dated July 12, 2006 among Petrohawk Energy Corporation, the Guarantors named therein, and the Initial Purchasers named therein

4.4**	Registration Rights Agreement dated July 27, 2006 among Petrohawk Energy Corporation, the Guarantors named therein, and the Initial Purchasers named therein

5.1*	Opinion of Thompson & Knight LLP

5.2*	Opinion of Hinkle Elkouri Law Firm L.L.C.

5.3*	Opinion of Stradley Ronon Stevens & Young, LLP

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

23.2**	Consent of UHY Mann Frankfort Stein & Lipp CPAs LLP

23.3**	Consent of Deloitte & Touche LLP

23.4**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Petrohawk Energy Corporation (formerly Beta Oil & Gas Corporation)

23.5**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for KCS Energy, Inc.

23.6**	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

24.1**	Power of Attorney (included in the signature page of this Registration Statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as trustee under the Indenture

99.1**	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter to The Depository Trust Company Participants.

99.4**	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant)

99.5**	Form of Exchange Agent Agreement

*	Filed herewith

**	Previously filed